Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 (as amended, the “Registration Statement”) of our report dated January 30, 2008 relating to the consolidated financial statements of MagnaChip Semiconductor LLC, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

May 9, 2008